EXHIBIT 10.1






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                           PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT made and entered into this 11th day of July,  2006,  between
Springbank   Resources,   Inc.   ("Springbank")  and  Futures  Investment  Corp.
("Futures").

                              W I T N E S S E T H:
                              - - - - - - - - - -

              1. PURCHASE AND SALE.

      On the Closing Date (as hereinafter defined), but effective for all purposes as of 12:01 a.m. Mountain Time September 1, 2006 (the "Effective Date") subject to the terms and conditions of this Agreement, Futures hereby agrees to sell, convey, and deliver to Springbank, and Springbank hereby agrees to purchase and accept delivery from Futures, the following:

              (a) The oil, gas, and leasehold interests described in Exhibit A, which are attached hereto and incorporated by reference;

              (b) all of Futures's rights under the operating agreements, unitization agreements, pooling agreements, declarations of pooling or unitization, farmout agreements, assignments, gas sale contracts, gas processing contracts, and other instruments and agreements described or referred to in Exhibit A (all of which are hereinafter collectively referred to as the "Existing Contracts");

              (c) All right, title and interest of Futures in all equipment, pipelines, accounts, wells, tanks, pipeline easements, surface easements, production in tanks, and appurtenances used or held for use or related to the aforesaid interests described in Exhibit A or operations conducted in connection therewith;

              (d) All right, title, and interest of Futures in or derived from all unitization and pooling agreements concerning the properties covered and the units created thereby which accrue or are attributable to the interests described in Exhibit A, and including not less than those percentages of interests in the units set forth in Exhibit A;

              (e) Without limitation by the foregoing, all of Futures's right, title, and interest in and to oil, gas, and mineral interests and oil, gas, and mineral leasehold interests and overriding royalty interests in the lands described or referred to in Exhibit A or to which the interests in Exhibit A relate;

              (f) without limitation all of Futures's interest in and to the wells described in Exhibit A (the "Wells");

     all of which interests, are hereinafter collectively referred to as the "Subject Interests".


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      2. PURCHASE PRICE.

      The total purchase price (the "Purchase Price") to be paid by Springbank to Futures for the Subject Interests is $100,000 in cash, plus 1,475,000 shares of Springbank's common stock. The Purchase Price shall be paid on the Closing Date pending the adjustments for title matters described in Article 7 and the adjustments for taxes, production, and operating costs described in Article 8. The shares of Springbank to be delivered on Closing Date will be restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission.

      3. DISTRIBUTION OF BENEFITS AND ASSUMPTION OF CERTAIN OBLIGATIONS.

      Springbank shall be entitled to any amount realized from and accruing to the Subject Interests subsequent to the Effective Date and shall be responsible for all expenses for the development and operation of the Subject Interests subsequent to that date. Futures shall be entitled to all the amounts realized from and accruing to the Subject Interests prior to the Effective Date and shall be responsible for and hold Springbank harmless from any liability arising out of all expenses for the development and operation of the Subject Interests incurred prior to the Effective Date and also, any litigation expenses incurred by Futures prior to the Closing Date.

      4. REPRESENTATIONS AND WARRANTIES OF SELLER.

      Futures represents and warrants to Springbank that:

      4.1 Due Organization. Futures is a duly organized and validly existing corporation under the laws of the State of Nevada and has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business in Oklahoma.

      4.2 Power and Authority; No Conflict. Futures has full legal power and authority to enter into and perform this Agreement, and the consummation of the transactions contemplated herein will not result in the breach of any provision of, or constitute a default under, Futures's articles of incorporation or bylaws or, as of the Closing Date, any indenture, mortgage, deed of trust, credit agreement or any other agreement or instrument by which Futures is bound or to which the Subject Interests are subject, except for agreements or instruments with respect to which Futures will have obtained by the Closing Date the consents set forth in Exhibit A. This Agreement has been duly authorized by all necessary corporate action of Futures and its shareholders and this Agreement constitutes a legal, valid and binding agreement of Futures enforceable against Futures in accordance with its terms.

      4.3 No Defaults. Futures has not received any notice of default and is not in default under any lease or extension thereof, operating agreement or other agreement or obligation to which it is a party or by which it is bound or to which it may be subject affecting the Subject Interests or Futures' right to enter into this Agreement and carry out the transactions contemplated hereby, and Futures is not subject to any order, writ, injunction, or decree of any court or commission or other administrative agency affecting the Subject


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Interests or its right to enter into this Agreement and carry out the transactions contemplated hereby.

      4.4 No Finders Fee. Futures has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fee in respect to the matters provided for in this Agreement.

      4.5 No Encumbrances. Futures has good and marketable title to the Subject Interests and, except for the obligations, encumbrances, depth limitations, and burdens set forth on Exhibit A the Subject Interests are free and clear of all liens, claims, clouds, burdens, depth limitations, or encumbrances. In addition, Exhibit A reflects the names, addresses, and phone numbers of all contractors, service companies, materialmen, and vendors that have provided services or material on the Subject Interests within the last six months or who could claim a lien for services or materials provided to the Subject Interests under applicable law in a cumulative amount of $500.00 or more. The oil, gas, and leasehold interests described in Exhibit A, are not subject to being reduced by virtue of any reversionary or back-in interests or reassignments or payments required of Futures. The oil, gas, and leasehold interests described in Exhibit A, are not subject to any joint venture agreements, farmout agreements, operating agreements, oil and or gas sales or processing contracts, preferential rights of purchase, consents to assignment, drilling and or development obligations or other burden, restriction or limitation with respect to the ownership interest of Futures, the operation thereof, or the disposition and processing of production attributable thereto which are not ordinary and customary in the oil and gas industry, or which contain any terms, provisions, conditions or agreements which are not ordinary and customary in the oil and gas industry.

      4.6 No Litigation. There is no action at law or equity and no proceeding before any governmental agency, pending or threatened, that in any way relates to or affects the Subject Interests or Futures's ability to enter into, and perform its obligations under, this Agreement.

      4.7 Subject Interests. Exhibit A contains a correct and complete description of the Subject Interests owned by Futures and to be conveyed to Springbank hereunder, and the Subject Interests are correctly described in Exhibit A. The only operating agreements or other agreements affecting the Subject Interests are those set forth and described in Exhibit A. The Subject Interests entitle Futures to receive not less than the undivided interests set forth in Exhibit A as "Net Revenue Interests" of all indicated hydrocarbons produced, saved, and marketed from the lands covered thereby and all wells located thereon through the plugging, abandonment, and salvage of such wells. Futures's proportionate obligation to bear costs and expenses relating to the development of and operations on the leases, land, and wells thereon is not, and, through the plugging, abandonment, and salvage of such wells, will not be, greater than the "Working Interests" set forth in Exhibit A. Exhibit A contains a correct and complete list of each person or entity who owns a working interest in any of the property covered by the Subject Interests, the extent of such working interest, the net revenue interest of such person or entity, each person who holds a royalty interest in such property, and the extent of such royalty interest.



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      4.8   Environmental Matters.

            As used in this Section 4.8:

      "CERCLA" means the Comprehensive Environmental Response, Compensation a Liability Act of 1980, as amended.

      "CERCUS" means the Comprehensive Environmental Response, Compensation an Liability Information System List.

            "Environmental Laws" means any federal, state, local, or foreign statute, code, ordinance, rule, regulation, policy, guidelines, permit, consent, approval, license, judgment, order, writ, decree, injunction, or other authorization, including the requirement to register underground storage tanks, relating to (a) emissions, discharges, releases, or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, pub1icly~~wned treatment works, septic systems, or land, (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation, or shipment of Hazardous Materials, or (c) otherwise relating to the pollution of the environment, solid waste handling treatment, or disposal, or operation or reclamation of mines or oil and gas wells.

            "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, (c) any hazardous, dangerous, or toxic chemical, material, waste, or substance within the meaning of and regulated by any Environmental Law, (d) any radioactive material, including any naturally occurring radioactive material, and any source, special, or byproduct material as defined in 42 U.S.C. ss.2011 et seq. and any amendments or authorizations thereof, (e) any asbestos-containing materials in any form or condition, or (f) any polychlorinated biphenyls in any form or condition.

                  (a) Futures has conducted its business and operated the Subject Interests, and is conducting its business and operating the Subject Interests, in material compliance with all Environmental Laws;

                  (b) Neither Futures nor the Subject Interests are the subject of any investigation or inquiry by any governmental authority evaluating whether any material remedial action is needed to respond to a release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

                  (c) Futures (and to the best knowledge, information, and belief of Futures, no other person) has filed any notice under any federal, state, or local law indicating that it is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material or that any Hazardous Material is improperly stored or disposed of upon any of the Subject Interests;

                  (d) Futures does not have any material contingent liability in


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connection with the release into the environment or at or on any property now or previously owned or leased by Futures or the storage or disposal of any Hazardous Material;

                  (e) Futures has not received any claim, complaint, notice, inquiry, or request for information, which remains unresolved as of the date hereof, with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or under any common law theories relating to operations or conditions of any facilities or property owned, leased, or operated by Futures;

                  (f) No property now or previously owned, leased, or operated by Futures is listed on the National Priorities List pursuant to CERCLA or on the CERCUS or on any other federal or state list as sites requiring investigation or cleanup;

                  (g) Futures is not directly transporting, has directly transported or, is directly arranging for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCUS, or on any similar federal or state list or which is the subject of federal, state, or local enforcement actions or other investigations that may lead to material claims against Futures for remedial work, damage to natural resources, or personal injury, including claims under CERCLA;

                  (h) There are no sites, locations, or operations at which Futures is currently undertaking, or has completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws; and

                  (i) All underground storage tanks and solid waste disposal facilities owned or operated by Futures are used and operated in material compliance with Environmental Laws.

      4.9 Consents and Approvals. Except as set forth in Exhibit A, no governmental, regulatory, or other third party approvals, waivers, consents, or waivers of preferential or similar rights of third parties to purchase any part of the Subject Interests are required to consummate the transactions contemplated by this Agreement and to fully vest in Springbank all rights, title, and interests of Futures in and to the Subject Interests, and none of the leases, contracts or other agreements listed in Exhibit A and being assigned to Springbank hereunder require the consent of another party to such assignment. Consummation of the transaction contemplated hereby by Futures will not violate any statute, ordinance, or regulation of any governmental or regulatory body.

      4.10 Validity of Leases and Contracts. Each of the leases, operating agreements, and other agreements described in Exhibit A hereto relating to the Subject Interests is valid and subsisting; such leases will be maintained in effect as to the lands covered thereby by production from the Wells located on such leases or by timely meeting the drilling obligations thereunder; there is not under any such leases or contracts any existing breach or default or event that with notice or lapse of time, or both, would constitute a breach or default. Futures has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) the leases or other


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documents applicable to Futures and is fully qualified to own and hold all such leases or other interests relating to the Subject Interests. There are no obligations (excluding implied covenants, if any) to engage in continuous development operations in order to maintain any such lease relating to the Subject Interests or other interest in force and effect for the areas and depths covered thereby; there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder. Upon the establishment of production in commercial quantities, the leases and other interests will be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years. With respect to tangible personal property held by Futures under lease, all such agreements are valid, binding and in full force and effect and Futures is not in default under any such lease. The copies of the leases and agreements described in Exhibit A to this Agreement which have been heretofore delivered to Springbank are true and complete copies thereof, with all amendments to date.

      4.11 Compliance with Laws. To the best of Futures' knowledge, all of the Wells have been drilled, completed, and operated in compliance with all applicable laws and regulations. Futures holds (and is in compliance with the terns of) all permits, licenses, variances, exemptions, orders, franchises, approvals, and authorizations of all governmental agencies necessary for the lawful conduct of its business or the lawful ownership, use, and operation of its assets. As of the date of this Agreement, no investigation or review by any governmental agency with respect to Futures or its Subject Interests is pending or, to the best knowledge, information, and belief of Futures, is threatened. Futures is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any state public utilities code.

      4.12 Obligation Wells. A complete and accurate description of all drilling obligations and other material development obligations (and the penalties for the breach thereof) affecting the Subject Interests is set forth in Exhibit A.

      4.13 Taxes. All ad valorem, property, production, severance, and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom with respect to the Subject Interests for all years prior to the year in which this Agreement is executed have been properly paid, and all such taxes and assessments which become due and payable prior to the Closing Date shall be paid in full by Futures, subject, however, to proration pursuant to Section 8.2.

      4.14 Oil and Gas Reserve Information. All information in the reserve report dated February 10, 2006 relating to the Subject Interests was (as of the date of the reserve report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since the date of such report and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no material adverse change with respect to the matters addressed in the Reserve Report.



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      4.15   Oil and Gas Operations. Except as otherwise set forth in Exhibit A:
             ----------------------

            (a) None of the Wells has been overproduced such that it is subject or liable to being shut-in or to any other overproduction penalty;

            (b) There have been no changes proposed in the production allowables for any Wells;

            (c) All Wells have been drilled and (if completed) completed, operated,and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations;

            (d) Futures has not agreed to, and is not obligated to, abandon any Well;

            (e) Proceeds from the sale of oil or gas produced from the Wells are being received by Futures in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $100.00 and held in suspense in the ordinary course of business); and

            (f) No person has any call on, option to purchase, or similar rights with respect any of the Subject Interests or any or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Springbank will have the right to market production from the Subject Interests on terms no less favorable than the terms upon which Futures is currently marketing such production.

            (g) Except as disclosed on Exhibit A no agreements relating to the Subject Interests will require as of or after the Closing Date, Springbank to sell or deliver, oil or gas for a price materially less than the market value price that would have been, or would be, received pursuant to any arm's-length contract for a term of one month with an unaffiliated third party purchaser.

            (h) Each agreement relating to the Subject Interests is valid, binding, and in full force and effect, and no party is in material breach or default of any such agreement, and to the best knowledge, information, and belief of Futures, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any such agreement;

            (i) There have been no claims from any third party for any price reduction or increase or volume reduction or increase under any agreement relating to the Subject Interests and Futures has not made any claims for any price reduction or increase or volume reduction or increase under any such agreements;

            (j) Payments for oil or gas produced from the Wells have been made materially in accordance with prices or price setting mechanisms set forth in the agreement pertaining to the Wells;


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            (k) No purchaser under any agreement has notified Futures (or, to the best knowledge, information, and belief of Futures, the operator of any property) of its intent to cancel, terminate, or renegotiate any agreement or otherwise to fail and refuse to take and pay for oil or gas in the quantities and at the price set out in any agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in the agreement or otherwise;

            (l) Futures is not obligated by any prepayment arrangement, "take-or-pay" or similar provision, production payment, or any other arrangements to deliver oil or gas produced from a Well at some future time without then or thereafter receiving payment therefor;

            (m) There are no gas balancing agreements or arrangements or similar situations by which Futures is required to allow another party or parties to produce quantities of gas with an aggregate market value of more than $1.00 which, in the absence of such balancing agreements, arrangements or similar situations, would have been produced by Futures, and

            (n) The agreements pertaining to the Subject Interests are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions that may have a material adverse effect on Futures, and are in form and substance considered normal within the oil and gas industry.

      5. CERTAIN AGREEMENTS OF SELLER.

      5.1 Access to Information. From and after the date of this Agreement until the Closing Date, Futures shall give to Springbank and to its representatives full access at any time at a place reasonably convenient to Springbank to all records, contracts, leases, documents, seismic, geological and geophysical data, and other information in Futures's possession or subject to its control pertaining to the Subject Interests and shall permit Springbank and its representatives to examine all abstracts of title, title opinions, title files, ownership maps, division orders, records, surveys, reports filed with any federal or state agency as well as any Windfall Profit Tax returns which Futures may have relating to the Subject Interests. Until the Closing Date Springbank shall hold confidential all such information not otherwise available to it and will return all such information to Futures in the event that the transaction contemplated hereby is not consummated.

      5.2 Affirmative Covenants. From and after the date of this Agreement until Closing Date, Futures shall, except as otherwise agreed to in writing by
Springbank:

            (a) Use its best efforts to maintain and keep, or cause to be maintained and kept, the personal property which is a part of the Subject Interests in good condition and working order;

            (b) Preserve in full force and effect all of the oil and gas leases and other agreements which relate to the Subject Interests and perform all covenants and conditions imposed upon Futures thereunder;


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            (c) Use its best efforts to operate or cause to be operated the
Wells in a good and workmanlike manner and in compliance with all applicable laws and regulations;

            (d) Pay its share of all valid operating charges applicable to the Subject Interests and receive its share of all proceeds from the sale of production related thereto; and

            (e) Use its best efforts to assure that the conditions to closing set forth in Section 10 will be satisfied at the Closing Date.

      5.3 Negative Covenants. From and after the date of this Agreement until Closing Date, Futures shall not, without the prior written consent of
Springbank:

            (a) Enter into any agreement or arrangement granting any preferential or other right to purchase any of the Subject Interests or any interest therein requiring the consent of any party to the transfer and assignment of same to Springbank;

            (b) Enter into any sales or supply contract affecting the Subject Interests;

            (c) Waive any right or claim having material value affecting the Subject Interests;

            (d) Enter into any new agreements or commitments with respect to the Subject Interests which extend beyond the Closing Date make or authorize the operators to make any expenditures with respect to any of the Subject Interest in excess of $5,000, abandon any well located on the Subject Interests nor release or abandon all or any portion of any of the leases covering the Lands, modify or terminate any of the agreements relating to the Subject Interests, apply for or otherwise seek any modification to the spacing requirements applicable to the Lands or encumber, sell, or otherwise dispose of any of the Subject Interests other than personal property which is replaced by equivalent property or consumed in the operation of the Subject Interests; or

            (e) Except as provided for herein, amend any oil and gas leases, operating agreements, gas purchase agreements, or other agreements which affect the Subject Interests.

      5.4 Consents and Approvals. From and after the date of this Agreement until Closing Date, Futures shall use its best efforts to obtain all such permissions, approvals, waivers, and consents by governmental authorities and others as, in the opinion of Springbank, may be required of Futures in connection with the sale and transfer of the Subject Interests, and the acquisition, use, and operation thereof by Springbank.

      5.5 Notice of Default. Futures shall give prompt notice to Springbank of any notice of default received by Futures subsequent to the date of this Agreement under any instrument or agreement to which Futures is a party and relating to the Subject Interests or by which the Subject Interests may be affected.


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      6. REPRESENTATIONS AND WARRANTIES OF SPRINGBANK

            Springbank represents and warrants to Futures that;

      6.1 Due Incorporation and Qualification. Springbank is a corporation duly organized and validly existing under the laws of the State of Nevada, has corporate power to carry on its business as it is now being conducted, and is duly qualified to do business in Oklahoma.

      6.2 Power and Authority. Springbank has the full legal power and authority to enter into and perform this Agreement. The consummation of the transactions contemplated hereby will not result in the breach of, or constitute a default under, Springbank's articles of incorporation or bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which Springbank is a party or by which it or its properties may be bound. This Agreement has been duly authorized by all necessary corporate action of Springbank and this Agreement constitutes a legal, valid, and binding agreement of Springbank, enforceable against Springbank in accordance with its terms.

      6.3 Finders Fee. Springbank has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fee in respect to the matters provided for in this Agreement.

      7. TITLES.

      7.1 Title Opinion. Futures shall deliver to Springbank, within five days of execution of this Agreement, such copies of oil and gas leases, rental receipts, agreements, contracts, assignments, attorneys' title opinions, current division order, abstracts, and all such other title information as Futures may have in its possession or subject to its control pertaining to the Subject Interests. There have been no changes to the Title Opinion dated January 31, 2006 which would adversely affect the Subject Interests.

              8. ACCOUNTING FOR PRODUCTION AND OPERATING COSTS AND TAXES.

      8.1 Production, Costs, and Expenses. As soon as practicable, and in any event not later than 10 days from the Closing Date, the parties agree to account for proceeds of production, costs, and expenses relating to the Subject Interests for the period from and after the Effective Date so that the benefit of production from and after the Effective Date and the obligation for all costs and expenses from and after the Effective Date with respect to the Subject Interests shall inure to Springbank. To effect the foregoing: (i) Futures shall pay to Springbank all proceeds of production which are received by Futures and attributable to production collected from the Subject Interests on or after the Effective Date, net of ad valorem, production, and excise taxes actually withheld (including, but not limited to, the Crude Oil Windfall Profits Tax) and all other taxes withheld against production, and (ii) Springbank shall reimburse Futures for all costs and expenses paid by Futures on or after the Effective Date which are attributable to the Subject Interests for the period from and after the Effective Date. As used herein, costs and expenses (including capital expenditures) shall be limited to those billed by the Operators under the


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operating agreements set forth in Exhibit A and attributable to the Subject
Interests for the period from and after the Effective Date in accordance with the terms of such operating agreements.

      8.2 Proration of Taxes. To the extent not accounted for by the procedure set forth in Section 8.1, all ad valorem, property, production, severance, and similar taxes and assessments based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Subject Interests shall be prorated between Futures and Springbank as of the Effective Date as soon as practicable after the necessary tax bills and other information become available so that Futures shall be responsible for all such taxes for the period prior to the Effective Date, and Springbank shall be responsible for all such taxes for the period beginning on the Effective Date. If such taxes are not specifically identified as to one period or another, they shall be prorated on the basis of a year of 365 days. The proration shall be adjusted from time to time to rectify any errors and to reflect any modifications that are hereafter discovered or determined.

      8.3 Expenses Prior to the Effective Date. Futures shall be responsible for the payment of all operating and development costs and expenses attributable to the Subject Interests for the period prior to the Effective Date.

      8.4 Final Accounting Statement. Subsequent to the Closing Date, a final accounting statement will be prepared by Springbank, subject to verification by Futures, based upon the actual income and expenses between the Effective Date and the Closing Date. Springbank or Futures, as the case may be, shall pay to the other such sums as may be found to be due in said final account (the "Final Account Adjustment").

      9. CLOSING.

      9.1 Closing Date. The closing of the transaction provided for herein shall take place at the offices of Futures Investment Corp., at 10:00 a.m., local time, on September 1, 2006, or on such earlier or later date or at such other place as shall be fixed by mutual written agreement of the parties hereto (such time being referred to in this Agreement as the "Closing Date").

      9.2 Assignments. On the Closing Date, Futures shall execute, acknowledge, and deliver to Springbank appropriate conveyances, assignments, transfers, bills of sale, and other instruments conveying marketable title to the Subject Interests and the contracts set forth in Exhibit A to Springbank, free and clear of all liens, encumbrances, and burdens except as specifically set forth in Exhibit A, or waived by Springbank hereunder, which instruments shall be in proper and recordable form satisfactory to Springbank, shall be effective as of the Effective Date, shall contain special warranties of title, by, through and under Futures, and shall include Futures's assignment to Springbank of all rights held by Futures by virtue of warranties with respect to the Subject Interests given by Futures's predecessors in title. In addition, the parties shall execute and deliver good and sufficient transfer orders and division orders, and other documents and further assurances of title as may be reasonably required by Springbank so as to fully effectuate the transfer and conveyance of the Subject Interests and the payment of the proceeds of production attributable thereto for the period from and after the Effective Date to Springbank.


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      9.3 Geological Information. To the extent not heretofore delivered to
Springbank, Futures shall on the Closing Date deliver to Springbank any and all files, geological and geophysical information and data, survey maps, drill hole logs, lease and production records, and all other reports or information in its possession or to which it has access pertaining to the Subject Interests.

      10. CONDITIONS TO SPRINGBANK'S CLOSING.

      The obligations of Springbank under this Agreement are subject, at Springbank's option, to the satisfaction on or prior to Closing Date of the following conditions:

      10.1 Representations and Warranties True. All representations and warranties of Futures contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and Futures shall have performed and satisfied all agreements, covenants, and conditions required by this Agreement to be performed and satisfied by it prior to or at the Closing Date; and Springbank shall have received a certificate signed by the President or the Vice President of Futures dated as of the Closing Date to the foregoing effect.

      10.2 No Restraint. At the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages in connection with this Agreement or the consummation of the transactions contemplated hereby.

      10.3 Evidence of Authority. Springbank shall have received a copy of resolutions of the Board of Directors of Futures and such other necessary documents which, in the opinion of Springbank's counsel, indicate the authority of Futures to enter into and perform this Agreement and that the person executing this Agreement and the assignments and conveyances herein contemplated are fully authorized and directed to execute and deliver same unto Springbank.

      10.4 Consents. Futures shall have furnished to Springbank copies of all consents, approvals, and waivers by third parties necessary to consummate the transactions contemplated hereby including, but not limited to, consents, waivers, and approvals described in Exhibit A.

      10.5 Title Opinion. . There will have been no changes to the Title Opinion dated January 31, 2006 which would adversely affect the Subject Interests.

      10.6 No Casualty Loss. There shall not have occurred any casualty loss with respect to the Subject Interests for which Springbank has not received proceeds of insurance in the amount of full replacement value of the property affected by such casualty loss, or with respect to which an appropriate deduction has not been made from the Purchase Price.

      10.7 Operating Agreements and Tax Partnerships. Futures shall have caused the termination of any tax partnership associated with any agreement affecting the Subject Interests. Futures shall have obtained written approval from all of


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

the working interest owners owning an interest in the leases described in Exhibit A of Futures's resignation as operator and Springbank's appointment as successor operator.

      10.8 Inspection and Wells Tests. Springbank shall have completed an inspection of the Producing Wells and shall have performed such well tests as it may determine necessary or appropriate and such test results shah be acceptable to Springbank; provided, however, that Springbank shall have completed such inspection and tests within three business days prior to the Closing Date hereof by Springbank and Futures and, unless Springbank shall have notified Futures on or before such date that such tests are not acceptable to Springbank, this condition shall be deemed waived by Springbank. All such tests shall be performed at Springbank's sole risk and expense.

      10.9 Contracts and Leases. The leases, contracts, and agreements listed on Exhibit A to this Agreement shall be in form and substance satisfactory to Springbank.

      10.10 Releases. Springbank shall have received duly executed releases of the liens of all lien claimants holding liens, encumbrances, and burdens upon the Subject Interests.

      10.11 Marketing of Hydrocarbons. At and as of the Closing Date, Springbank shall be legally entitled to market all hydrocarbons produced from the Subject Interests upon price and other sale conditions no less favorable than those upon which Futures could market such production on the last sale day immediately preceding the Effective Date. No governmental order or regulation (whether final or proposed) shall have been published which Springbank reasonably deems to materially and adversely affect the price at which production from the Subject Interests can be legally marketed at or after the Closing Date as compared to the price that Futures could receive for production on said last sale day.

      10.12 Windfall Profits Tax. With respect to each producing oil and gas reservoir which constitutes part of the Subject Interests to be transferred to Springbank pursuant to this Agreement, Futures shall have furnished to Springbank a written statement, that Soveriegn has complied with all provisions relating to the Windfall Profits tax.

      11. CONDITIONS TO FUTURES'S CLOSING.

      The obligations of Futures under this Agreement are subject, at Futures's option, to the satisfaction at or prior to the Closing Date of the following conditions:

      11.1 Representations and Warranties True. All representations and warranties of Springbank contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and Springbank shall have performed and satisfied all agreements, covenants, and conditions required by this Agreement to be performed and satisfied by it prior to or at the Closing Date; and Futures shall have received a certificate signed by the President or a vice president of Springbank dated as of the Closing Date to the foregoing effect.

      11.2 No Restraint. At the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages in connection with this Agreement or the consummation of the transactions contemplated hereby.

      11.3 Evidence of Authority. Futures shall have received a certified copy of the resolutions of the Board of Directors of Springbank and such other necessary documents which, in the opinion of Futures's counsel, indicate the authority of Springbank to enter into this Agreement and that the officers executing any of the documents herein contemplated are fully authorized and directed to execute and deliver same unto Futures.

      12. TERMINATION OF AGREEMENT.

      In addition to the rights of termination by Springbank as provided in
Article 7 the parties hereto shall have further rights of termination of this Agreement as follows:

      12.1 Termination by Springbank. If all conditions set forth in Article 11 hereof are satisfied and Futures refuses to close this transaction, or if Futures fails to fully perform and satisfy all those conditions to Springbank's closing set forth in Article 10 hereof, then, in either of such events, Springbank shall have the right to terminate this Agreement without limitation upon or prejudice to the enforcement of any other legal remedy it may have against Futures for breach of this Agreement; or at Springbank's option it may seek the remedy of specific performance of this Agreement, which remedy Futures agrees shall be available to Springbank in such event.

      12.2 Termination by Futures. If all conditions set forth in Article 10 hereof are satisfied and Springbank refuses to close this transaction or if Springbank fails to perform and satisfy all those conditions to Futures's closing as set forth in Article 11 hereof, then, in either of such events, Futures shall have the right to terminate this Agreement without limitation upon or prejudice to the enforcement of any other legal remedy it may have against Springbank for breach of this Agreement; or at Futures's option, it may seek the remedy of specific performance of this Agreement, which remedy Springbank agrees shall be available to Futures in such event.

      12.3 Effectiveness. Termination of this Agreement by either party hereto pursuant to Article 7 or pursuant to Section 12.1 or 12.2 shall be effective upon the giving of written notice thereof to the other party hereto.

      13. POST CLOSING COVENANTS.

      13.1 Further Assurances. After the Closing Date Futures shall at any time upon request of Springbank execute, acknowledge, and deliver to Springbank such further instruments of conveyance, assignment, and transfer and take such other action as the other party may reasonably request in order more effectively to perfect and cure, convey, assign, transfer, and deliver title to the Subject Interests, the proceeds of production attributable thereto, and personal property and well equipment in connection therewith, all as contemplated by this Agreement. Futures shall furnish to Springbank (or cooperate in securing from


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

any prior owners) all support information and documents required for Springbank to compute and to make necessary returns pursuant to the Crude Oil Windfall Profit Tax Act and shall cooperate with Springbank in furnishing such additional information as may be required to enable Springbank to use Futures's base price in computing Springbank's liability for Windfall Profit Tax on crude oil produced from the producing oil and gas reservoirs transferred to Springbank pursuant to this Agreement.

      14. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS; INDEMNIFICATION.

      14.1 Survival of Representations, Warranties, and Agreements. The representations, warranties, covenants, and agreements made by Futures and Springbank hereunder shall survive the execution and delivery of the transfers, conveyances, and assignments to be executed and delivered hereunder upon closing.

      14.2 Indemnification. Futures hereby agrees to indemnify and hold Springbank harmless from and against any and all losses, costs, expenses, damages, or liabilities (including, among other things, court costs and attorney's fees) incurred or suffered from time to time by Springbank, arising out of, resulting from, or attributable to any breach of any covenant, representation, or warranty by Futures contained in or given pursuant to this Agreement, irrespective of the nature of claims or liabilities respecting any of the foregoing, or the manner in which any such claims or liabilities arise, whether the same are meritorious or not, and whether any such losses, costs, expenses, damages, or liabilities are incurred or suffered by Springbank as a result of any investigation, proceeding, settlement, or otherwise. In case any claim is made, or any suit or action is commenced, against Springbank in respect of which indemnity may be sought by Springbank pursuant to this Section 14.2, Futures shall be given notice thereof promptly by Springbank and shall be entitled to participate in (or if Springbank does not desire to defend, to conduct) the defense thereof at its own expense. Springbank may (but need not) defend or participate in the defense of any such claim, suit, or action, but Springbank shall promptly notify Futures if Springbank shall not desire to defend or participate in the defense of any of such claims, suits, or actions. Springbank may settle or compromise any claim, suit, or action against Springbank in respect of which payments may be sought by Springbank pursuant to this Section 14.2, provided that Futures does not notify Springbank in writing (within (15) days after Springbank has given Futures written notice that it does not desire to defend or participate in the defense of any such claim, suit, or action) that Futures intends to conduct the defense of such claim, suit, or action. Any settlement or compromise made by Springbank in accordance with this
Section 14.2 or any final judgment or decree entered in any claim, suit, or action defended only by Springbank (or with respect of which Springbank participated in the defense), in accordance with this Section 14.2 shall be deemed to have been consented to by, and shall be obligatory and binding upon, Futures as fully as if Futures alone had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction of the amount of such settlement or compromise, satisfaction, judgment, or decree. The provisions of this Section 14.2 shall be effective only with respect to those losses, costs, expenses, damages, and liabilities set forth in the first sentence of this
Section 14.2 of which Springbank has notified Futures prior to the expiration of three years from the Closing Date; provided, however, that such limitation shall not apply to Futures's indemnity with respect to the special warranty of title set forth in Section 4.5 or in any instrument of transfer delivered pursuant to
Section 9.2 or to the indemnities provided for in Sections 7.1(c) and 7.2(d).

      15. NOTICES.

            All notices that are required or authorized to be given herein, except as otherwise specifically provided, shall be given in writing by hand delivery, United States Certified Mail, postage and charges prepaid, and addressed to the party to whom such notice is to be given as follows:

      If to Springbank: Springbank Resources, Inc.
                        President:  Clint R. Black
                        153 Lakeside Greens Place
                        Chestermere, Alberta
                        Canada  T1X 1C4
                        (403) 874-7442
                        (403) 248-6328 (fax)

      If to Futures:    Futures Investment Corp.
                        President:  Cory Dosdall
                        Suite 200, 638 11th Ave. SW
                        Calgary, Alberta
                        Canada  T2R 0E2
                        (403) 831-4565
                        (866) 280-6136 (fax)


(or at such other address or in care of such other person as hereafter shall be designated in writing by either party to the other). Notices to be given under any provision hereof will be deemed given (i) 4 days after the date deposited with the United States post office postage prepaid, or (ii) on the date delivered and confirmed by an executed receipt.

      16. MISCELLANEOUS.

      16.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Prior to closing, neither party hereto shall assign its rights and obligations under this Agreement without the prior written consent of the other party hereto.

      16.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto and there are no additional oral representations or conditions relating to this Agreement. Further, this Agreement supercedes and replaces all prior written contracts and memoranda relating to the transaction which is the subject of this Agreement.

      16.3 Recordation. The parties hereto agree that memorandum of this Agreement in the form set forth on Exhibit B shall be filed in the real property records of the counties where the Subject Interests are located. Such memorandum shall not contain a recitation of the consideration paid by Springbank to Futures without the mutual agreement of the parties, except where such recitation is required by law or regulation of the United States or that of the States of Oklahoma.

       16.4 Expenses of Transaction. The expenses (including, without limitation, fees and expenses of attorneys and consultants) incurred by the parties in connection with this Agreement or the consummation of the transactions contemplated herein shall be borne by the parties incurring the same.

      16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.


                                      SPRINGBANK RESOURCES, INC.


                                       By:
                                          ------------------------------
                                          Clint R. Black, President



                                      FUTURES INVESTMENT CORP.


                                       By:
                                          ------------------------------
                                          Cory Dosdall, President

                                   "Exhibit A"

Description of Futures Investment Corp.' Interest in the Glencoe #31 Well, Pawnee County, Oklahoma

The Southeast Quarter of the Northeast Quarter of Section Thirty-one, Township Twenty-one North, Range Four East (SE/4 NE/4, Section 31-T21N-R4E), Pawnee County, Oklahoma:

Recorded: December 29, 2005, Book 610 at Page 135 in the Office of the County Clerk, Pawnee County, Oklahoma

Thirty Two and a Half percent (32.5%) Working Interest/ Twenty Six percent (26%) Net Revenue Interest in the Glencoe #31 well as described on the "Division Order Title Opinion" dated January 31, 2006, and which is located on the above described lands.

Operating Agreement pertaining to Glencoe #31.













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